EXHIBIT 1.2

EXECUTION COPY

Pricing Agreement

To the Representatives named
in Schedules II and III hereto.

October 9, 2002

Ladies and Gentlemen:

Boston Edison Company, a Massachusetts corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 9, 2002 (the “Underwriting Agreement”), between the Company, on the one hand, and Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedules II and III hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedules II and III hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase prices to the Underwriters set forth in Schedules II and III hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

BOSTON EDISON COMPANY

By:	/s/ PHILIP J. LEMBO
Name: Philip J. Lembo Title: Assistant Treasurer

Accepted as of the date hereof:

BANC ONE CAPITAL MARKETS, INC.

By:	/s/ TED PFIFFNER
Name: Ted Pfiffner Title: Director

CREDIT SUISSE FIRST BOSTON CORPORATION

By:	/s/ REGINALD O. FRAZIER
Name: Reginald O. Frazier Title: Managing Director

SALOMON SMITH BARNEY INC.

By:	/s/ HENRY A. CLARK
Name: Henry A. Clark III Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Floating Rate Debentures to Be Purchased	Principal Amount of 4.875% Debentures to Be Purchased
Banc One Capital Markets, Inc.	$26,000,000	$104,000,000
Credit Suisse First Boston Corporation	26,000,000	104,000,000
Salomon Smith Barney Inc.	26,000,000	104,000,000
Fleet Securities, Inc.	10,000,000	40,000,000
BNY Capital Markets, Inc.	5,000,000	20,000,000
The Royal Bank of Scotland plc	5,000,000	20,000,000
Goldman, Sachs & Co.	2,000,000	8,000,000

Total	$100,000,000	$400,000,000

SCHEDULE II

Title of Designated Securities:

Floating Rate Debentures due 2005 (the “Floating Rate Debentures”)

Aggregate Principal Amount:

$100,000,000

Price to Public:

100% of the principal amount of the Floating Rate Debentures, plus accrued interest, if any, from October 15, 2002

Purchase Price by Underwriters:

99.65% of the principal amount of the Floating Rate Debentures, plus accrued interest, if any, from October 15, 2002

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

Specified Funds for Payment of Purchase Price:

Federal (same day) funds

Time of Delivery:

9:30 a.m. (New York City time) on October 15, 2002

Indenture:

Indenture, dated as of September 1, 1988, as supplemented by the First Supplemental Indenture, dated as of June 1, 1990 (as so supplemented, the “Indenture”), between the Company and The Bank of New York (as successor to Bank of Montreal Trust Company), as Trustee

Maturity:

October 15, 2005

Interest Rate:

See Floating Rate Provisions

Interest Payment Dates:

January 15, April 15, July 15 and October 15, commencing on January 15, 2003

Redemption Provisions:

No provisions for redemption

Sinking Fund Provisions:

No sinking fund provisions

Floating Rate Provisions:

The interest rate on the Floating Rate Debentures will be calculated by the calculation agent appointed by the Company and will be equal to LIBOR plus .50%, will be reset quarterly, except that the interest rate will not at any time exceed a rate of 20% per annum. The interest determination date for an interest period will be the second London business day preceding such interest period. Promptly upon determination, the calculation agent will inform the Trustee of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of the Floating Rate Debentures.

“LIBOR” will be determined by the calculation agent in accordance with the following provisions:

(i)  With respect to any interest determination date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that interest determination date. If no rate appears, then LIBOR, in respect to that interest determination date, will be determined in accordance with the provisions described in (ii) below.

(ii)  With respect to an interest determination date on which no rate appears in Telerate Page 3750, as specified in (i) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the interest determination date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that interest determination date will be LIBOR in effect on that interest determination date.

“Telerate Page 3750” means the display designated as “Page 3750” on Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

If any of the interest payment dates listed above falls on a day that is not a business day, the Company will postpone the interest payment date to the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. Interest on the Floating Rate Debentures will be computed on the basis of a 360-day year for the actual number of days elapsed.

Interest on the Floating Rate Debentures will accrue from, and including, October 15, 2002, to, and excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. The Company will refer to each of these periods as an “interest period.” The amount of accrued interest that the Company will pay for any interest period can be calculated by multiplying the face amount of the Floating Rate Debentures by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from October 15, 2002, or from the last interest payment date, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. If the maturity date of the Floating Rate Debentures falls on a day that is not a business day, the Company will pay principal and interest on the next succeeding business day, but the Company will consider that payment as being made on the date that the payment was due to you. Accordingly, no interest will accrue on the payment for the period from and after the maturity date to the date the Company makes the payment to investors on the next succeeding business day. The interest payable by the Company on a Floating Rate Debenture on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Floating Rate Debenture is registered at the close of business on the fifteenth calendar day, whether or not a business day, immediately preceding the interest payment date. However, interest that the Company pays on the maturity date will be payable to the person to whom the principal will be payable.

The term “business day” means any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided that the day is also a London business day. “London business day” means any day on which dealings in United States dollars are transacted in the London interbank market.

Defeasance Provisions:

None

Closing Location for Delivery of Designated Securities:

Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Names and addresses of Representatives:

Banc One Capital Markets, Inc.
1 Bank One Plaza
Suite IL 1-0595
Chicago, Illinois 60670

Credit Suisse First Boston Corporation
11 Madison Avenue

New York, New York 10010

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

SCHEDULE III

Title of Designated Securities:

4.875% Debentures due 2012 (the “4.875% Debentures”)

Aggregate Principal Amount:

$400,000,000

Price to Public:

99.297% of the principal amount of the 4.875% Debentures, plus accrued interest, if any, from October 15, 2002

Purchase Price by Underwriters:

98.647% of the principal amount of the 4.875% Debentures, plus accrued interest, if any, from October 15, 2002

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

Specified Funds for Payment of Purchase Price:

Federal (same day) funds

Time of Delivery:

9:30 a.m. (New York City time) on October 15, 2002

Indenture:

Indenture, dated as of September 1, 1988, as supplemented by the First Supplemental Indenture, dated as of June 1, 1990 (as so supplemented, the “Indenture”), between the Company and The Bank of New York (as successor to Bank of Montreal Trust Company), as Trustee

Maturity:

October 15, 2012

Interest Rate:

4.875%

Interest Payment Dates:

April 15 and October 15, commencing on April 15, 2003

Redemption Provisions:

The Company may redeem the 4.875% Debentures, in whole or in part, at the Company’s

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option, at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the 4.875% Debentures to be redeemed, or

•
as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 4.875% Debentures to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points plus, in each case, accrued and unpaid interest on the 4.875% Debentures to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 4.875% Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 4.875% Debentures.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations so received.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The Company will mail notice of any redemption the Company proposes to make at least 30 days, but not more than 60 days, before the redemption date to each holder of the 4.875% Debentures to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the

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redemption date, interest will cease to accrue on the 4.875% Debentures or portions of the 4.875% Debentures called for redemption.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

None

Closing Location for Delivery of Designated Securities:

Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Names and addresses of Representatives:

Banc One Capital Markets, Inc.
1 Bank One Plaza
Suite IL 1-0595
Chicago, Illinois 60670

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

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